SEVENTEENTH AMENDMENT TO
ETF DISTRIBUTION AGREEMENT

THIS SEVENTEENTH AMENDMENT (this “Amendment”) to the ETF Distribution Agreement dated September 30, 2021 (the “Agreement”), between ETF Series Solutions (the “Trust”), a Delaware statutory trust, and Quasar Distributors, LLC (together with the Trust, the “Parties”), a Delaware limited liability company, has an Effective Date of October 7, 2025.
RECITALS

WHEREAS, the Parties have entered into the Agreement.

WHEREAS, the Parties desire to amend Exhibit A of the Agreement.

WHEREAS, Section 8(b) of the Agreement allows for its amendment by a written instrument executed by all parties.
NOW, THEREFORE, the Parties agree that:

1.Exhibit A of the Agreement is replaced by Exhibit A attached hereto.
2.Except to the extent amended hereby, the Agreement shall remain in full force and effect.
3.This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF. the Parties have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

ETF SERIES SOLUTIONS	QUASAR DISTRIBUTORS, LLC

By: /s/ Kristina R. Nelson	By: /s/ Teresa Cowan
Name: Kristina R. Nelson	Name: Teresa Cowan
Title: President	Title: President
Date: 10/8/2025	Date: 10.8.25

EXHIBIT A
ETFB Green SRI REITs ETF
Aptus Drawdown Managed Equity ETF Aptus Collared Investment Opportunity ETF Aptus Defined Risk ETF
Opus Small Cap Value ETF
Aptus International Enhanced Yield ETF McElhenny Sheffield Managed Risk ETF The Acquirers Fund
AAM Low Duration Preferred and Income Securities ETF AAM S&P 500 High Dividend Value ETF
Bahl & Gaynor Small/Mid Cap Income Growth ETF US Vegan Climate ETF
ClearShares OCIO ETF
ClearShares Piton Intermediate Fixed Income ETF ClearShares Ultra-Short Maturity ETF
Distillate International Fundamental Stability & Value ETF Distillate U.S. Fundamental Stability & Value ETF NETLease Corporate Real Estate ETF
Hoya Capital Housing ETF
Hoya Capital High Dividend Yield ETF LHA Market State Tactical Beta ETF Acquirers Deep Value ETF
U.S.Global GO GOLD and Precious Metal Miners ETF
U.S. Global Jets ETF
LHA Market State Tactical Q ETF
U.S. Global Sea to Sky Cargo ETF AAM Transformers ETF
Aptus Enhanced Yield ETF Distillate Small/Mid Cash Flow ETF
Vest 10 Year Interest Rate Hedge ETF Vest 2 Year Interest Rate Hedge ETF Aptus Large Cap Enhanced Yield ETF LHA Risk-Managed Income ETF Bahl & Gaynor Income Growth ETF The Brinsmere Fund – Growth ETF
The Brinsmere Fund – Conservative ETF Aptus January Buffer ETF
Aptus April Buffer ETF Aptus July Buffer ETF Aptus October Buffer ETF
Aptus Deferred Income Bond ETF Aptus Large Cap Upside ETF
AAM SLC Low Duration Income ETF AAM Brentview Dividend Growth ETF
AAM Sawgrass U.S. Small Cap Quality Growth ETF AAM Sawgrass U.S. Large Cap Quality Growth ETF Bahl & Gaynor Dividend ETF
Bahl & Gaynor Small Cap Dividend ETF
U.S. Global Technology and Aerospace & Defense ETF AAM Todd International Intrinsic Value ETF
AAM Blue Chip Covered Call ETF AAM Crescent CLO ETF